UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exela Technologies, Inc.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 29, 2020
The Annual Meeting of Stockholders (the “Annual Meeting”) of Exela Technologies, Inc. (“Exela” or the “Company”) will be conducted virtually at https://www.cstproxy.com/exelatech/2020, at 9:00 a.m., Central Time, on Tuesday, December 29, 2020 for the purpose of:
1. Electing to the Board of Directors the three nominees named in the accompanying Proxy Statement who have been nominated by the Board of Directors to serve as Class C directors and whose current terms will expire at the Annual Meeting;
2. Acting upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;
3. Acting upon a proposal to approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in the accompanying Proxy Statement; and
4. Acting upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, dated July 12, 2017 (the “COI”) to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-3 to 1-for-10, to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 3 to 10 shares would be combined, converted and changed into 1 share of the Company’s common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements.
The Board of Directors has fixed the close of business on Friday, November 20, 2020 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting. The Board of Directors unanimously recommends that stockholders vote their shares in favor of the election of the Class C nominees, and in favor of Proposals 2, 3, and 4.
This Notice and accompanying Proxy Statement and proxy or voting instruction card will be first mailed to you and to other stockholders of record commencing on or about December [•], 2020. All stockholders are cordially invited to attend the Annual Meeting. Due to COVID-19, the Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person. Whether or not you plan to attend the Annual Meeting virtually, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.
By Order of the Board of Directors

Par Chadha Executive Chairman
December [•], 2020

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Exela Technologies, Inc.
2701 E. Grauwyler Road
Irving, Texas 75061
PROXY STATEMENT
Questions and Answers About the Annual Meeting and Voting
Why did I receive this proxy statement?
We have sent you this Notice of Annual Meeting and Proxy Statement and proxy or voting instruction card because the Board of Directors (the “Board of Directors” or the “Board”) of Exela Technologies, Inc. (“Exela” or the “Company,” “we” and “us”) is soliciting your proxy to vote at our Annual Meeting of Stockholders on Tuesday, December 29, 2020 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.
Who is entitled to vote?
You may vote on each matter properly submitted for stockholder action at the Annual Meeting if you were the record holder of our common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on Friday, November 20, 2020. On November 20, 2020, there were 147,511,430 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each share of our Common Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Annual Meeting.
What am I voting on?
You will be voting on the following:
Proposal 1:   To elect to the Board of Directors the three nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class C directors and whose current terms will expire at the Annual Meeting;
Proposal 2:   To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020;
Proposal 3:   To approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in this Proxy Statement; and
Proposal 4:   To approve an amendment to our the Company’s Restated Certificate of Incorporation, dated July 12, 2017 (the “COI”) to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-3 to 1-for-10, to be determined at the discretion of our Board of Directors, whereby each outstanding 3 to 10 shares would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements.
How do I vote?
If you are a holder of record of the Company’s common stock as of November 20, 2020, you may vote online at the Annual Meeting or by submitting a proxy for the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Annual Meeting and vote online if you have already voted by proxy.
If your Exela shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the

Annual Meeting online. However, since you are not the shareholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class C nominees and “FOR” Proposals 2, 3, and 4.
May I change my vote after I return my proxy or voting instruction card?
You may change your vote at any time before your shares are voted at the Annual Meeting in one of three ways:
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Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

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Submit another proxy by mail, telephone or the Internet (or voting instruction card if you hold your shares in street name) with a later date; or

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Vote virtually at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?
Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and has not received voting instructions from the beneficial owner.
What vote is required in order to approve Proposals 1, 2, and 4?
Proposal 1 (Election of Directors):   The three nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class C directors will be elected to the Class C directorships by plurality vote. This means that the three nominees with the most votes cast in their favor will be elected to the Class C directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. Subject to the Director Nomination Agreements (described below), in the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, or the Board may choose to reduce the number of directors.
Proposal 2 (Ratification of Appointment of KPMG LLP):   This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.

Proposal 4 (Reverse Stock Split):   This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock and entitled to vote on Proposal 4. Abstentions will have the effect of votes against the proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
What is the standard for approving the non-binding, advisory proposal (Proposal 3)?
Proposal 3 (Advisory Vote on Compensation Paid to Named Executive Officers):   This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety.
May my broker vote my shares?
Brokers may no longer use discretionary authority to vote shares on the election of directors or non-routine matters if they have not received instructions from their clients. It is important, therefore, that you cast your vote if you want it to count in the election of directors (Proposal 1), or to be considered in the advisory vote on compensation paid to our named executive officers (Proposal 3). Your broker has the authority to exercise discretion with respect to ratification of appointment of KPMG LLP (Proposal 2) and the reverse stock split (Proposal 4) if it has not received your instructions for those proposals because those matters are treated as “routine” under applicable rules.
How will voting on any other business be conducted?
We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion. In accordance with our Bylaws, no business (other than the election of the three Class C nominees and Proposals 2, 3, and 4) may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the Board or a committee of the Board.
Who will count the votes?
Continental Stock Transfer & Trust will act as the inspector of election and will tabulate the votes.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on Tuesday, December 29, 2020
This 2020 Proxy Statement, a form of proxy and Exela’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at: www.exelatech.com and at https://www.cstproxy.com/exelatech/2020.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company has three classes of directors serving staggered three-year terms, with Class A consisting of two directorships and each of Class B and Class C consisting of three directorships. The terms of the Class A, B and C directorships expire on the date of the Annual Meeting in 2021, 2022, and 2020, respectively.
Name	Age	Class	Positions and Offices Held With the Company
Ronald C. Cogburn	65	A	Director
J. Coley Clark	75	A	Director
James G. Reynolds	52	B	Director
John H. Rexford	63	B	Director
Marc A. Beilinson	62	B	Director
Par S. Chadha	65	C	Director
Martin P. Akins	54	C	Director
William L. Transier	66	C	Director
At the Annual Meeting, stockholders will be asked to elect the three nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class C directors and whose current terms will expire at the Annual Meeting. Mr. Par S. Chadha, Mr. Martin P. Akins and Mr. William L. Transier, each of whom is a current Class C director, are the nominees to serve as Class C directors for a new three-year term. Each nominee, if elected, will serve for a term of three years and will remain in office until a qualified successor director has been elected or until he resigns or is removed from the Board. Class C directors will be elected by plurality vote.
The Board of Directors unanimously recommends a vote FOR the director nominees.
Nominees for Election to the Board of Directors in 2020
The following are brief biographical sketches of each of our nominees, including their experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each nominee should, in light of the Company’s business and structure, serve as a director of the Company.
Nominees for Class C Directorship — Term Expiring in 2023
Par S. Chadha
Age: 65
Director Since: July 2017
Class: Class C
Business Experience: Mr. Chadha is our Executive Chairman and is the founder, Chief Executive Officer and Chief Investment Officer of Handson Global Management (“HGM”), a family office, formed in 2001, and was the principal stockholder of SourceHOV Holdings, Inc. (“SourceHOV’) immediately prior to the July 12, 2017 closing of the Novitex business combination, which resulted in SourceHOV and Novitex Holdings, Inc. (“Novitex”) becoming our wholly owned subsidiaries (the “Novitex Business Combination”). Mr. Chadha also served as Chairman of SourceHOV from 2011 until the closing of the Novitex Business Combination and as Chairman of our Board of Directors from the closing of the Novitex Business Combination until March 27, 2020 when he became our Executive Chairman. Mr. Chadha brings over 40 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha is a co-founder of Rule 14, LLC, a leading big data mining and automation company formed in 2011, and during his career, Mr. Chadha has founded or co-founded other technology companies in the fields of metro optical networks, systems-on-silicon and communications. Through HGM, Mr. Chadha previously participated in director and executive roles in joint ventures with major financial and investment institutions, including Apollo Global Management (“Apollo”), as well as other portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and communications industries. Since 2005, Mr. Chadha has served as a Director of HOV Services Limited, a company listed on the National Stock Exchange of India, acting as its Chairman from 2009 to 2011. Mr. Chadha holds a B.S. degree in Electrical Engineering from the Punjab Engineering College, India, and completed graduate-level coursework in computer science at the Illinois Institute of Technology.
We believe Mr. Chadha’s significant experience with our business and with BPO services, emerging software and cognitive automation technologies and his experience with mergers and integration of businesses make him well qualified to serve as a director of Exela.
Martin P. Akins
Age: 54
Director Since: July 2019
Class: Class C
Business Experience: Mr. Akins most recently worked at publicly traded Express Scripts Holding Company, a Fortune 25 company and the largest independent pharmacy benefit management company in the United States. In December of 2018, the Company merged with Cigna. As Senior Vice President and General Counsel, at Express Scripts Holding Company he served as the chief legal advisor and was also a member of Express Scripts’ senior executive team where he advised the CEO and outlined strategy to the Board of Directors. He was at Express Scripts Holding Company from 2001 through 2019, serving in various legal capacities including Vice President, Deputy General Counsel and Associate General Counsel. Prior to his time at Express Scripts, Mr. Akins was with the Polsinelli law firm. Mr. Akins began his legal career with the firm Thompson Coburn LLP. He received his Juris Doctorate from the University of Illinois College of Law.
We believe that Mr. Akins’ significant, strategic, legal, regulatory and governance experience, make him well-qualified to serve as a director of Exela.
William L. Transier
Age: 66
Director Since: April 2020
Class: Class C
Business Experience: Mr. Transier is Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing stressed operational situations, turnaround, restructuring or in need of interim executive leadership. He was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s Board of Directors from December 2014 until November 2015. He served from September 2006 until December 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Chairman and Co-Chief Executive Officer from its formation in February 2004 through September 2006. Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003 and prior to that, Mr. Transier served in various positions of increasing responsibility with Seagull Energy Corporation. Before his tenure with Seagull, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June 1986 to April 1996. In October 2019, Mr. Transier was elected to the Board of Directors of Battalion Oil Corporation (which changed its name from Halcón Resources Corporation) and as Chairman of the Board and of its audit committee. In March 2019, Mr. Transier was elected to the Board of Directors of Teekay Offshore GP L.L.C. (the general partner of Teekay Offshore Partners L.P.) and as chairman of its audit committee. Teekay was taken private in January 2020. Since October 2018, Mr. Transier has served as a member of the Board of Directors of Sears Holding Corporation including the Board’s Restructuring Committee and Restructuring Subcommittee. From August 2018 to February 2019, Mr. Transier served as a member of the Board of Directors of Gastar Exploration, Inc. From May 2016 to July 2017, Mr. Transier was a member of the Board of Directors of CHC Group Ltd. From August 2014 to July 2017, Mr. Transier was a member of the Board of Directors of Paragon Offshore plc. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting, has an M.B.A. from Regis University and has a Master of Arts in Theological Studies from Dallas Baptist University.
We believe that Mr. Transier’s extensive audit, accounting and financial reporting experience and extensive professional background provide valuable contributions to the Company’s board and make him well-qualified to serve as a director of Exela.
Continuing Members of the Board of Directors
The following are brief biographical sketches of each of our directors whose term continues beyond 2020 and who is not subject to election this year, including his experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each director should, in light of the Company’s business and structure, serve as a director of the Company.
Class A Directors — Term Expiring in 2021
Ronald C. Cogburn
Age: 65
Director Since: July 2017
Class: Class A
Business Experience: Mr. Cogburn is our Chief Executive Officer and served as Chief Executive Officer of SourceHOV from 2013 until the closing of the Novitex Business Combination. Mr. Cogburn has been part of companies that were predecessors to SourceHOV since 1993, bringing over 30 years of diversified experience in executive management, construction claims consulting, litigation support, program management project management, cost estimating, damages assessment and general building construction. Mr. Cogburn has also been a principal of HGM since 2003. Prior to his role as Chief Executive Officer of SourceHOV, Mr. Cogburn was SourceHOV’s President, KPO from March 2011 to July 2013. Prior to this role, Mr. Cogburn was the President of HOV Services, LLC from January 2005 to September 2007, providing executive leadership during the company’s growth to its IPO on the India Stock Exchange in September 2006. Mr. Cogburn has a BSCE in Structural Design/Construction Management from Texas A&M University and is a registered Professional Engineer. We believe that Mr. Cogburn’s significant, diversified business experience in Exela’s industry make him well-qualified to serve as a director of Exela.
J. Coley Clark
Age: 75
Director Since: December 2019
Class: Class A
Business Experience: J. Coley Clark is the retired Chief Executive Officer and Chairman of the Board of BancTec, Inc., a global provider of document and payment processing solutions and currently serves on the board of directors of Moneygram International, Inc. At BancTec, Inc., Mr. Clark was Co-Chairman of the Board from 2014 to December 2016, and Chairman of the Board and Chief Executive Officer from September 2004 to 2014. In 2004, Mr. Clark retired from Electronic Data Systems Corporation, or EDS, an outsourcing services company that was acquired by Hewlett-Packard in 2008, as Senior Vice President and head of the Financial and Transportation Industry Group. Mr. Clark joined EDS in 1971 in the Systems Engineering Development Program and progressed through a variety of technical, sales and management roles related to the financial and insurance industries. Prior to his time at EDS, Mr. Clark served three years in the U.S. Army, attaining the rank of Captain, and served as a company commander in Europe and Southeast Asia. Mr. Clark received a Bachelor of Arts in Sociology from the University of Texas.

Class B Directors — Term Expiring in 2022
James G. Reynolds
Age: 52
Director Since: July 2017
Class: Class B
Business Experience: Mr. Reynolds was our Chief Financial Officer from the closing of the Novitex Business Combination until May 2020. Mr. Reynolds served as Co-Chairman of SourceHOV from 2014 until the closing of the Novitex Business Combination in 2017. Mr. Reynolds is also the Chief Operating Officer and a Partner at HGM, bringing over 25 years of industry experience to the team. Prior to HGM Mr. Reynolds held numerous executive management or senior advisory positions at SourceHOV and its related subsidiaries and predecessor companies, including serving as Chief Financial Officer for HOV Services, LLC from 2007 to 2011 and Vice President and Corporate Controller for Lason from 2001 to 2006. Mr. Reynolds was a Senior Manager in the Business Advisory Services Practice at PricewaterhouseCoopers from 1990 to 2001. Mr. Reynolds is a C.P.A. and holds a B.S. in Accounting from Michigan State University. We believe that Mr. Reynold’s significant industry and management experience make him well-qualified to serve as a director of the Company.
John H. Rexford
Age: 63
Director Since: July 2017
Class: Class B
Business Experience: Mr. Rexford is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016, and also serves as a director of Verra Mobility. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at the Xerox Corporation and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by the Xerox Corporation), including Chief Financial Officer from 2006 to 2007, Executive Vice President from 2001 to 2009 and Senior Vice President of Mergers and Acquisitions from 1996 to 2001. Mr. Rexford holds a B.S. and a MBA from Southern Methodist University. We believe that Mr. Rexford’s prior experiences give him an understanding of the business models, structures and attributes of Exela, as well as the risks and operating environment of Exela, which make him well-qualified to serve as a director of Exela.
Marc A. Beilinson
Age: 62
Director Since: April 2020
Class: Class B
Business Experience: Marc Beilinson has served as a director of Athene Annuity, a global annuity company, since 2013. Since August 2011, Mr. Beilinson has been the Managing Director of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Mr. Beilinson currently serves on the boards of directors of KB US, Inc., Rentpath Holdings, Mallinckrodt LLC, 24 Holdings II and Playtika. Mr. Beilinson has previously served on the boards of directors and audit committees of a number of public and privately held companies, including Westinghouse Electric, Caesars Acquisition Company, Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc., Innkeepers USA Trust, Gastar Inc. and Monitronics. Mr. Beilinson served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates). He also served as Chief Restructuring Officer of Fisker Automotive and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. and Innkeepers USA Trust. Mr. Beilinson oversaw the Chapter 11 reorganization of Innkeepers USA, Fisker Automotive and Newbury Common Associates in

his interim management roles as the Chief Restructuring Officer of those companies. Mr. Beilinson graduated from UCLA, magna cum laude. We believe Mr. Beilinson’s extensive experience resulting from over thirty years of service to the boards of both public and private companies and his extensive knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002 make him well-qualified to serve as a director of Exela.
Additional Information Concerning the Board of Directors of the Company
On February 21, 2019, Gordon Coburn resigned from the Board. The Company notified Nasdaq that as a result of Gordon Coburn’s resignation from the Company’s Board, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to be composed of at least three independent directors. On July 29, 2019, Martin P. Akins, was elected to the Company’s Board and initially appointed to serve as a member of Exela’s Audit Committee and Nominating and Corporate Governance Committee. Accordingly, the Company returned to compliance with Nasdaq Listing Rule 5605(c)(2)(A).
On October 25, 2019, Nathaniel Lipman, and on October 28, 2019, Joshua Black and Matthew Nord, resigned from the Board and all committees of the Board. The Company notified Nasdaq that as a result of Nathaniel Lipman’s resignation from the Company’s Board, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A) and Nasdaq Listing Rule 5605(d)(2)(A), which requires the Company’s Compensation Committee to be composed of at least two independent directors.
On December 2, 2019, J. Coley Clark was elected to the Board of the Company and appointed as a member of the Audit Committee, Nominating and Corporate Governance Committee and as chair of the Compensation Committee. Accordingly, the Company returned to compliance with Nasdaq Listing Rule 5605(c)(2)(A) and Nasdaq Listing Rule 5605(d)(2)(A).
During the 2019 calendar year the Board of Directors held 13 meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or of the committees of the Board of which he was a member. We attempt to schedule our Annual Meeting of stockholders at a time and date to accommodate attendance by our board of directors taking into account the directors’ schedules. All directors are encouraged to attend our Annual Meeting of stockholders. The date of our last Annual Meeting was May 31, 2019. Three of our directors: Messrs. Cogburn, Reynolds and Rexford, were present in person at our last Annual Meeting, while one additional director, Mr. Lipman, was present telephonically.
Director Independence
The Company’s Common Stock is listed on Nasdaq, and the Company is required to comply with the Nasdaq listing requirements regarding independent directors. Under Nasdaq’s Marketplace Rules, the definition of an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has reviewed such information as the Board has deemed appropriate for purposes of determining whether any of the directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including the beneficial ownership by our directors of Common Stock (see “Ownership of Common Stock — Common Stock Ownership by Directors and Executive Officers”) and transactions between the Company, on the one hand, and our directors and their affiliates, on the other hand (see “Certain Relationships and Related Party Transactions”). Based on such review, the Board of Directors has determined that we have five “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules, Messrs. Akins, Beilinson, Clark, Rexford and Transier; independent directors, therefore, constitute a majority of our Board. Non-management directors meet periodically in executive session without members of the Company’s management at the conclusion of regularly scheduled Board meetings. In addition, Messrs. Akins, Beilinson, Clark, Rexford and Transier qualify as independent directors for the purpose of serving on the audit committee of the Company under SEC rules.

Director Nomination Agreement
At the closing of the Novitex Business Combination, the Company entered into a Director Nomination Agreement (the “Director Nomination Agreement”) with each of Novitex Parent, L.P., an Apollo affiliate, and certain affiliates of HGM, including HOVS LLC and HandsOn Fund 4 I, LLC (each a “Nominating Stockholder”), which will remain in effect for so long as the applicable Nominating Stockholder (or its affiliates) continues to beneficially own at least 5% of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock). As of March 11, 2020, Novitex Parent, L.P. no longer owned any stock, directly or indirectly, of the Company and is therefore no longer a Nominating Stockholder; however, the affiliates of HGM remain party to the Director Nomination Agreement.
The Director Nomination Agreement requires that the individual nominated for election as a director by our Board of Directors shall include a number of individuals selected by each of the Nominating Stockholders such that, upon the election of each such individual, and each other individual nominated by or at the direction of our Board of Directors or a duly-authorized committee of the Board, as a director of our Company, the individual selected by each Nominating Stockholder (or Nominating Stockholder’s affiliate) shall be: for so long as the applicable Nominating Stockholder beneficially owns at least 35% of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), three directors; for so long as the applicable Nominating Stockholder beneficially owns at least 15%, but less than 35%, of the then outstanding shares of Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), two directors; and for so long as the applicable Nominating Stockholder (or Nominating Stockholder’s affiliate) beneficially owns at least 5%, but less than 15%, of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), one director. In the case of a vacancy on our Board of Directors created by the removal or resignation of an individual selected for nomination by a Nominating Stockholder (or Nominating Stockholder’s affiliate), the Director Nomination Agreement requires us to appoint another individual selected by the applicable Nominating Stockholder. The Director Nomination Agreement also provides for observation rights for each Nominating Stockholder (or Nominating Stockholder’s Affiliate) to the extent that it has a right of nomination that it does not utilize.
In addition, the Director Nomination Agreement provides that for so long as a Nominating Stockholder continues to beneficially own at least 15% of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), we cannot, without the consent of such Nominating Stockholder, engage in certain related-party transactions, adopt an equity incentive plan or amend the same to increase the number of securities that may be granted thereunder, issue certain equity securities, including with a fair market value of more than $100 million, amend our certificate of incorporation or bylaws in a manner that adversely affects such Nominating Stockholder’s rights under the applicable Director Nomination Agreement or has a disproportionate impact on the interests of such Nominating Stockholder, enter into certain new lines of business, or increase or decrease the size of the Board of Directors or change the classes in which the members of the Board of Directors serve. For additional information on ownership of the remaining Nominating Stockholder, see the information provided for “Various entities affiliated with HGM” in the section entitled “Ownership of Common Stock.”
Directors and Officers Liability Insurance
We have purchased insurance from various insurance companies against obligations we might incur as a result of our indemnification obligations of directors and officers for certain liabilities they might incur and insuring such directors and officers for additional liabilities against which they might not be indemnified by us. We have also procured coverage for our own liabilities in certain circumstances. For the period from July 12, 2017 to July 12, 2018, we purchased a director and officer liability policy and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies was $773,089 in the aggregate. For the period from July 12, 2018 to July 12, 2019, we purchased a director and officer liability policy and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies was $757,970 in the aggregate. For the period from July 12, 2019 to July 12, 2020, we purchased a director and officer liability policy and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies was $1,006,846 in the aggregate.

Board Leadership Structure
Our Bylaws do not require that the positions of Chairman of the Board and Chief Executive Officer be held by the same person or by different individuals, and our Board does not have a formal policy with respect to the separation or combination of these offices. Currently Mr. Chadha serves as the Chairman of the Board and Mr. Cogburn serves as our Chief Executive Officer.
Board Role in Risk Oversight
The Company faces a number of risks, including market risks, credit risk, liquidity risk, reputational risk, operational risk and risks from adverse fluctuations in interest rates and inflation and/or deflation. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks. In addition, the Audit Committee periodically reviews with management and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk.
DIRECTOR REMUNERATION
The compensation of our non-employee directors for 2019 was, except as described below, determined in accordance with the non-employee director compensation policy that the Board approved on December 19, 2017, as described in more detail below. Any non-employee director who was a representative of Apollo or any of its affiliates (but excluding any portfolio companies of funds or accounts managed or advised thereby) was not eligible to receive any fees or equity awards in 2019.
Non-Employee Director Compensation Policy – 2019
Annual Cash Retainer for Board Membership	$75,000
Annual Cash Retainer for Board Chairman	$185,000
Annual Cash Retainer for Audit Committee Member (other than the Chair)	$20,000
Annual Cash Retainer for Audit Committee Chair	$30,000
Annual Cash Retainer for Compensation Committee Member (other than the Chair)	$12,500
Annual Cash Retainer for Compensation Committee Chair	$20,000
Annual Cash Retainer for Nominating and Corporate Governance Committee (other than Chair)	$12,500
Annual Cash Retainer for Nominating and Corporate Governance Committee Chair	$20,000
Initial Equity Award (other than the Chair)(1)	$150,000
Initial Equity Award Chair(1)	$200,000
Annual Equity Award (Other than the Chair)(2)	$110,000
Annual Equity Award Chair(2)	$140,000

(1)
Award delivered in the form of restricted stock units and vests ratably over a three-year period immediately prior to the first, second and third Annual Meetings subsequent to the date of grant.

(2)
Award delivered in the form of restricted stock units and vests immediately prior to the first Annual Meeting subsequent to the date of grant.

In addition to the compensation described above, during 2019, members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were eligible to receive an additional fee of $2,000 for each meeting following the first four meetings. Members of our Audit Committee formed a subcommittee to monitor and facilitate the Company’s progress with meeting its SOX compliance initiatives for which they receive a fee of $2,500 per meeting. In addition, Messrs. Lipman and Rexford also received additional compensation of $75,000 (plus monthly fees of $6,000) for serving on a special committee of the Board of Directors that had been formed to consider the potential take private transaction that was first announced in May 2019 and abandoned in October 2019. We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services for us in their capacities as directors.
Director Compensation Table
The following table sets forth information concerning director compensation for services performed during the year ended December 31, 2019.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Par S. Chadha	$197,500	$139,999	$337,499
Martin P. Akins(4)	$52,989	$197,012	$250,001
Joshua Black(5)	—	—	—
J. Coley Clark(4)	$6,318	—	$6,318
Gordon Coburn(5)	$18,063	—	$18,063
Nathaniel Lipman(5)	$224,563	$109,999	$334,562
Matthew Nord(5)	—	—	—
John H. Rexford	$248,000	$109,999	$357,999

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to the non-employee directors during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the non-employee directors, which depends on the market value of our Common Stock on a date in the future when the units are settled. Grants made during the fiscal year ended December 31, 2019, were restricted stock units subject to time-based vesting conditions. For such time-based vesting awards, the grant date fair value was calculated by multiplying the fair market value by the number of shares of our Common Stock subject to the restricted stock units on the grant date. For additional information, including a discussion of the assumptions used to calculate these values, please see note 16 Stock-Based Compensation of the Notes to the Consolidated Financial Statements in this Annual Report.

(2)
Each restricted stock unit represents the right to receive, following vesting, one share of our Common Stock.

(3)
The non-employee members of our Board of Directors held the following aggregate unvested restricted stock units as of December 31, 2019.(A)(B)

Name	Aggregate Number of Restricted Stock Units Outstanding as of December 31, 2019
Par S. Chadha	71,898
Martin P. Akins	156,359
John H. Rexford	56,050

(A)
As of December 31, 2019, other than with respect to Mr. Akins, all remaining unvested restricted stock units held by our non-employee directors were scheduled to vest in full immediately prior to our 2020 Annual Meeting, subject to the director’s continued service on our Board through such date. Mr. Akins received (i) a sign-on grant of 119,047 restricted stock units that are scheduled to vest in equal installments immediately prior to each of our Annual Meetings in 2020, 2021 and 2022, and (ii) a pro-rated annual grant of 37,312 restricted stock units that are scheduled to vest in full immediately prior to our 2020 Annual Meeting.

(B)
All unvested restricted stock units granted to Messrs. Coburn and Lipman were forfeited upon their resignation from the Board.

(4)
Messrs. Akins and Clark became members of our Board effective as of July 29, 2019 and December 2, 2019 respectively, and each director’s reported compensation reflects his partial year of service.

(5)
Mr. Coburn resigned from the Board, effective February 21, 2019, Mr. Lipman resigned the Board, effective October 25, 2019, and Messrs. Nord and Black each resigned from the Board on October 28, 2019. Messrs. Nord and Black were the Apollo representatives and therefore did not earn or receive any fees in respect of service on our Board during the 2019 calendar year.

Messrs. Cogburn and Reynolds each served as members of the Board of the Company during 2019, however, as executive officers at such time they did not receive additional compensation for such service in 2019. Messrs. Transier and Beilinson have been members of the Board since April 2020 and accordingly did not receive any compensation for 2019.
Committees of the Board of Directors
The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating Committee. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investors — Governance Overview section of our website at www.exelatech.com. These documents are also available upon written request to: Investor Relations, Exela Technologies, Inc., 2701 E. Grauwyler Road, Irving, Texas 75061. Information concerning these Committees is set out below.
Audit Committee
Current Members:
William L. Transier (Chairman), Marc A. Beilinson and J. Coley Clark

Number of Meetings in 2019:
5

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the Securities and Exchange Commission (“SEC”) and Nasdaq. Moreover, the Board has determined that Mr. Transier, qualifies as an “audit committee financial expert” as defined by the SEC.
The Audit Committee’s duties include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in our Form 10-K;

•
reviewing and discussing with management and the independent auditor the quarterly financial statements prior to the filing of our Form 10-Qs, including the results of the independent auditor’s review of the quarterly financial statements;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee
Current Members:
J. Coley Clark (Chairman), Martin P. Akins and John H. Rexford

Number of Meetings in 2019:
6

Our Compensation Committee has primary responsibility for overseeing our executive compensation program, including compensation of our named executive officers listed in the compensation tables that follow. Our Compensation Committee is composed of independent directors, as determined by Nasdaq listing standards. The Compensation Committee’s responsibilities are set forth in its charter.
In order to fulfill its responsibilities pertaining to executive and director compensation, the Compensation Committee’s duties include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Interlocks and Insider Participation
J. Coley Clark, Gordon Coburn, Nathaniel J. Lipman and John H. Rexford served as members of the Compensation Committee during 2019. No member of the Compensation Committee is a present or former officer of, or employed by, the Company or its subsidiaries. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity the executive officers of which entity serve on either the Company’s Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Current Members:
Martin P. Akins (Chairman), Par S. Chadha, J. Coley Clark

Number of Meetings in 2019:
3

The Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors.
The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for selecting director nominees
The guidelines for selecting nominees generally provide that the persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of directors. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons. The Company is also subject to the terms of a Director Nomination Agreement. See the section entitled “ Proposal No. 1 — Election of Directors — Director Nomination Agreement.”
A stockholder who has held at least one percent of the fully diluted capitalization of the Company continuously for at least 12 months that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention: Corporate Secretary, 2701 E. Grauwyler Rd., Irving, Texas 75061. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.
Strategic Transactions Committee
Current Members:
Marc A. Beilinson and William L. Transier

Number of Meetings in 2019:
0

The Strategic Transactions Committee was formed on May 14, 2020 to review, assess, evaluate, examine, investigate, analyze, explore, respond to and negotiate the terms and conditions of and, if appropriate, vote for recommendation to the Board, any potential acquisition, disposition, merger, joint venture, spin-off, financing, re-financing, recapitalization, reorganization, strategic transaction or other similar transaction involving the Company and/or any of its subsidiaries, in each case involving an amount in excess of $25 million.
The Strategic Transactions Committee consists of two independent directors, each of whom are appointed by the Board.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders will act upon a proposal to ratify the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company. If the stockholders, by the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal, do not ratify the selection of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Background
The Audit Committee has selected KPMG as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. KPMG has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as our independent registered public accounting firm and certain other activities as described below.
Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent registered public accounting firm.
The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent registered public accounting firm, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountant’s for non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, KPMG were pre-approved by the Audit Committee.
The financial statements of the Company for the year ended December 31, 2019 and the reports of the independent registered public accounting firm will be presented at the Annual Meeting. KPMG will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.
Services
KPMG and its affiliates provided services consisting of the audit of the annual consolidated financial statements and internal controls over financial reporting of the Company, review of the quarterly financial statements of the Company, accounting consultations and consents and other services related to SEC filings by the Company and its subsidiaries and other pertinent matters and other permitted services to the Company.
Audit Fees
The aggregate fees billed or expected to be billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting for the fiscal years ended 2018 and 2019, for the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2018 and 2019 fiscal years and for accounting research and consultation related to the audits and reviews totaled approximately $6.8 million for 2018 and $8.6 million for 2019. These fees were pre-approved by the Audit Committee.
Audit-Related Fees
The aggregate fees billed by KPMG for audit-related services for the fiscal years ended 2018 and 2019 were $0.2 million and $0.5 million, respectively. These fees related to research and consultation on various filings with the SEC and were pre-approved by the Audit Committee.

Tax Fees
The aggregate fees billed by KPMG for tax services were less than $0.1 million for each of the fiscal years ended 2018 and 2019. These fees related to local tax compliance and consulting were pre-approved by the Audit Committee.
All Other Fees
There were no fees billed by KPMG for services rendered to the Company other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended 2018 and 2019.
In its approval of these non-audit services, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of three independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.
The Audit Committee has met and held discussions with management and our independent registered public accounting firm (with and without management) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020, which is being presented to stockholders at the Annual Meeting for ratification.
The Audit Committee
William L. Transier (Chairman)
Marc A. Beilinson
J. Coley Clark

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, at the Annual Meeting, our stockholders are entitled to vote, on an advisory (nonbinding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in the section of this Proxy Statement titled “Executive Compensation,” including the compensation tables and narrative discussion that follows the tables. After careful consideration, the Board determined that holding an annual advisory vote on compensation paid to our named executive officers is the most appropriate policy for the Company, and a majority of the votes cast at our 2018 Annual Meeting were voted in favor of holding the advisory vote on executive compensation every year. The advisory vote on executive compensation was last held at our 2019 Annual Meeting.
Our compensation program for our named executive officers is designed to (i) retain our named executive officers, who are critical to our long-term success and (ii) motivate and reward them for achieving our short-term business and long-term strategic goals. We believe that in 2019 our executive compensation program was successful in implementing these objectives.
Stockholders are urged to read the compensation tables and narrative discussion in this Proxy Statement. The Board believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.
Although the vote is non-binding, the Board and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of the Company’s compensation programs.
Stockholder approval of this Proposal 3 will require the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, FOR THE PROPOSAL TO APPROVE THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4 — APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
At the Annual Meeting, stockholders will be asked to approve an amendment to our COI to effect a reverse stock split of our issued and outstanding Common Stock by a numerical ratio of not less than 1-for-3 and not more than 1-for-10, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the board of directors and publicly announced by the Company on or before February 8, 2021 (the “Reverse Stock Split”). The proposed amendment to the COI reflecting the Reverse Stock Split is included in Annex A to this Proxy Statement. By approving this proposal, stockholders would give the board of directors the authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be reclassified, from and including a ratio of 1-for-3 and up to and including a ratio of 1-for-10. The ratio (if any) selected by the board of directors for the Reverse Stock Split would be publicly disclosed by the Company to the stockholders on or before the date on which the amendment to the COI reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware.
We are requesting stockholder approval to effect the Reverse Stock Split at a ratio of not less than 1-for-3 and not more than 1-for-10, with the exact ratio determined by the board of directors and publicly announced by the Company on or before February 8, 2021, to provide the board of directors with the flexibility to determine the appropriate ratio and timing for the Reverse Stock Split based upon our financial results, long-term outlook, corporate strategy, market factors and our perception in the market. However, the board of directors reserves the right to elect not to proceed with the Reverse Stock Split, even if approved, and to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our stockholders. No further action by the stockholders will be required for the board of directors to either implement or abandon the Reverse Stock Split. For the avoidance of doubt, except as otherwise specified herein, all share and dollar amounts set forth in this proxy statement are on a pre-Reverse Stock Split basis.
If the board of directors does not effect the Reverse Stock Split on or before February 8, 2021, any authority granted to the board of directors by our stockholders pursuant to this Proposal 4 will terminate.
Reasons for the Reverse Stock Split
The board of directors has authorized the resolution to seek stockholder approval to effect the Reverse Stock Split with the primary intent of increasing the price of our Common Stock in order to meet The Nasdaq Capital Market’s minimum price per share criteria for continued listing on that exchange. Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “XELA.” The board of directors believes that, in addition to increasing the price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, such as Nasdaq listing fees, and make our Common Stock more attractive to a broader range of institutional and other investors. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our Common Stock. Accordingly, we believe that authority granted to the board of directors to effect the Reverse Stock Split is in the Company’s and the stockholders’ best interests.
On November 27, 2019, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”), as the minimum bid price for our listed securities was less than $1 for the previous 30 consecutive business days. Our Common Stock is listed on The Nasdaq Capital Market, which imposes, among other requirements, a minimum bid requirement.
On April 17, 2020, Nasdaq announced it was providing relief from the minimum bid price requirement through June 30, 2020. Under the relief, our grace period to regain compliance with the minimum bid was tolled until June 30, 2020. As such, our grace period was effectively extended until August 10, 2020.
On August 11, 2020, we received written notice from the Staff indicating that, based upon our continued non-compliance with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market as set forth in the Rule, as of August 11, 2020, the Staff has determined to delist our securities from Nasdaq unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”).

On August 18, 2020, we made a timely request for a hearing before the Panel, which was held on September 24, 2020. We requested the Panel grant us an extension within which to evidence compliance with all applicable requirements for continued listing on Nasdaq, including compliance with the Rule. On October 9, 2020, we received written notice from the Staff granting us, based on the information presented, an exception until February 8, 2021 to regain compliance with the Rule. We stated in the panel that we intend to effect a reverse stock split, for which we will obtain approval at our next annual shareholders meeting, and which shall be completed shortly thereafter. The Panel granted us additional time in part based on this commitment to regain compliance with the Rule.
In addition to establishing a mechanism for the price of our Common Stock to meet Nasdaq’s minimum bid price requirement, we also believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of Common Stock available in the public market.
Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions, long-term outlook, corporate strategy and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split, that the market price of our Common Stock will not decrease in the future, or that our Common Stock will achieve a high enough price per share to permit its continued listing by Nasdaq.
Certain Risks Associated with the Reverse Stock Split
In evaluating the proposed Reverse Stock Split, the board of directors also took into consideration certain risks associated with reverse stock splits generally, including the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels, and the risks described below.
There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of our Common Stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.
There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on December 1, 2020, of $0.39 per share, if the board of directors were to implement the Reverse Stock Split and utilize a ratio of 1-for-10, we cannot assure you that the post-split market price of our Common Stock would be $3.90 (that is, $0.39 multiplied by 10) per share or greater. The market price of our Common Stock may fluctuate and potentially decline after the Reverse Stock Split.
Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split when and if approved and effected may be lower than the total market capitalization before the Reverse Stock

Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.
While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.
A decline in the market price of our Common Stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.
If the Reverse Stock Split is approved and effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action, subject to the terms of the Director Nomination Agreement. Without taking into account the impact of the proposed reverse stock split, we already have a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. Other than the foregoing, there are no existing plans, arrangements or understandings relating to the issuance of any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.
Effecting the Reverse Stock Split; Board Discretion to Implement Reverse Stock Split
If approved by stockholders at the Annual Meeting and the board of directors decides that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, the board of directors will establish an appropriate ratio for the Reverse Stock Split based on several factors existing at such time, the Company will publicly announce the ratio selected by the board of directors and we will subsequently file an amendment to the COI, in the form of the proposed amendment to COI attached in Annex A. The board of directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the trading price of our Common Stock and on our compliance with applicable Nasdaq listing requirements, and the marketability and liquidity of our Common Stock. The board of directors will also determine the appropriate timing for filing the amendment to our COI with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. If, for any reason, the board of directors deems it advisable, the board of directors in its sole discretion, may abandon the Reverse Stock Split at any time prior to the effectiveness of the amendment to our COI, without further action by our stockholders. Assuming the board of directors determines that it is in the best interests of the Company and our stockholders to proceed with the Reverse Stock Split, the Reverse Stock Split will be effective as of the date and time set forth in the amendment to our COI that is filed with the Secretary of State of the State of Delaware (the “Effective Time”).
At the Effective Time, without any further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time will be converted into a lesser number of shares of Common Stock based on the ratio selected by the board of directors and publicly announce by the Company. For example, if the board of directors approves a ratio of 1-for-7, a stockholder who holds 7,000 shares of Common Stock as of the Effective Time will hold 1,000 shares of Common Stock following the Reverse Stock Split.
Effect on Outstanding Shares, Options, and Certain Other Securities
If the Reverse Stock Split is approved and effected, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of Common Stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms, as of the Effective Time.
Effect on Registration and Stock Trading
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. If the Reverse Stock Split is approved and effected, our Common Stock will receive a new CUSIP number.
Mechanics of Reverse Split
If this Proposal 4 is approved by the stockholders at the Annual Meeting and the board of directors decides that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, our stockholders will be notified of the ratio for the Reverse Stock Split selected by the board of directors and that the Reverse Stock Split has been approved and effected. The mechanics of the Reverse Stock Split will differ depending upon whether a stockholder holds its shares of Common Stock in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form.
•
Our stockholders who hold shares of Common Stock in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures for processing the reverse stock split and stockholders holding shares in “street name” are encouraged to contact their nominees.

•
Our registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-Reverse Stock Split shares as a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares held.

Treatment of Fractional Shares
Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible, based on the Reverse Stock Split ratio approved by our board of directors, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our Common Stock on the effective date for the Reverse Stock Split as reported on the Nasdaq Stock Market by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.
Effect on Authorized but Unissued Shares of Capital Stock
Currently, we are authorized to issue up to a total of 1,600,000,000 shares of Common Stock, of which 147,511,430 shares were issued and outstanding as of the Record Date and 20,000,000 shares of Preferred Stock, of which 3,290,050 were issued and outstanding as of the Record Date. The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our Common Stock or Preferred Stock.
Accounting Consequences
The Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.
No Dissenters’ Rights
Under the General Corporation Law of the State of Delaware (the “DGCL”), stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our COI to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
Reservation of Right to Abandon the Amendment to our COI
The board of directors reserves the right to abandon the proposed amendment to our COI described in this Proposal 4 without further action by our stockholders at any time before the Effective Time, even if stockholders approve this Proposal 4 at the Annual Meeting. By voting in favor of the Reverse Stock Split, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.
Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.
Consequences if the Reverse Split is Not Approved
In the event that the Reverse Stock Split is not approved, we intend to actively monitor the trading price of our Common Stock on The Nasdaq Capital Market and will consider available options to resolve our non-compliance with the Nasdaq listing rules. We believe that our ability to remain listed on The Nasdaq Capital Market would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to achieve an increase in our stock price and our Common Stock is subsequently delisted, we could experience significant negative impacts including no longer being able to sell shares under our at-the-market program. In addition, if our Common Stock is delisted it could significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.
Required Vote of Stockholders
The vote required to approve Proposal 4 is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote. As a result, abstentions will have the same practical effect as a vote against Proposal 4.
The board of directors unanimously recommends that the stockholders vote “FOR” Proposal 4 to effect a reverse stock split at a ratio of not less than 1-for-3 and not greater than 1-for-10, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the board of directors and publicly announced by the Company on or before February 8, 2021, without further approval or authorization of our stockholders.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Exela’s executive officers who are named in the “Summary Compensation Table” below. As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, Exela is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Exela’s named executive officers for the fiscal year ended December 31, 2019 were as follows:
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Ronald C. Cogburn, our Chief Executive Officer;

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Mark D. Fairchild, our President, Exela SmartOffice; and

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Suresh Yannamani, our President.

Summary Compensation Table
The following table sets forth compensation information for our named executive officers for services performed for the Company and its subsidiaries for the fiscal years ended December 31, 2019 and December 31, 2018.
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ronald C. Cogburn	2019	325,000	—	—	98,181	845,407	1,268,588
Chief Executive Officer	2018	325,000	350,000	442,520	298,146	—	1,415,666
Mark D. Fairchild	2019	400,000	250,000	—	48,295	95,012	793,307
President, Exela SmartOffice(4)
Suresh Yannamani	2019	325,000	—	—	98,181	535,524	958,705
President	2018	325,000	450,000	442,520	298,146	—	1,515,666

(1)
For Mr. Fairchild, the amount reported in this column includes a one-time special incentive bonus of $250,000, granted to Mr. Fairchild as consideration for the termination of his employment agreement, and paid in 26 equal installments during 2019, subject to his continued employment through each payment date. For additional information, please see the “— Narrative to Summary Compensation Table” below.

(2)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted to the named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our Common Stock on a date in the future when the stock options are exercised. Grants made during the fiscal year ended December 31, 2019, were stock options subject to time-based vesting conditions. For such time-based vesting awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of shares of our Common Stock subject to the stock options. For additional information, including a discussion of the assumptions used to calculate these values, please see the “— Outstanding Equity Awards at Fiscal Year End Table” below and please see Note 16 Stock-Based Compensation of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended, December 31, 2019, as amended, as filed with the SEC on June 9, 2020.

(3)
In October 2019, the Company awarded bonuses to certain employees, including the above named executive officers, who were also indirect equity holders of Ex-Sigma 2, LLC (the Company’s controlling shareholder following the Novitex Business Combination and prior to distributing its shares in February 2020 (“Ex-Sigma 2”)). The Company remitted the net amount of $929,844 toward the outstanding balance of a $55.8 million loan obtained by Ex-Sigma 2 as borrower (and secured by shares of the Company held by Ex-Sigma 2) that was used by Ex-Sigma 2 to purchase additional common and preferred shares from the Company to help meet the minimum cash requirements needed to close the Novitex Business Combination (the “Margin Loan”) in order to benefit such employees.
(4)
Mr. Fairchild was not a named executive officer in 2018.

Narrative to Summary Compensation Table
No Executive Employment Agreements
We do not have employment agreements with Messrs. Cogburn, Fairchild or Yannamani. For a discussion of the severance pay and other benefits to be provided to our named executive officers in connection with a termination of employment and/or a change in control, please see “— Potential Payments Upon Termination or Change In Control” below.
Termination of Mr. Fairchild’s Agreement
On December 18, 2018, the Company and Mr. Fairchild mutually agreed to terminate Mr. Fairchild’s employment agreement with the Company’s subsidiary, BancTec, Inc. In connection with the termination of the employment agreement, the Company agreed (i) to pay Mr. Fairchild a special incentive award in an aggregate amount equal to $250,000 payable in 26 equal bi-weekly payments, subject to his continued employment through each payment date; however, if his employment was terminated by the Company, except due to Mr. Fairchild’s gross negligence or willful misconduct, any remaining amount would have been payable in a lump sum on the day of termination; and (ii) in the event Mr. Fairchild’s employment was terminated without cause (other than due to his death or disability) prior to August 31, 2019, Mr. Fairchild would have been entitled to accelerated vesting of the 36,400 restricted stock units to receive shares of Common Stock that were granted to Mr. Fairchild on August 30, 2018 and that were scheduled to vest on August 31, 2019.
The termination of Mr. Fairchild’s employment agreement was part of the Company’s overall compensation plan to harmonize the employee benefits of officers of the Company and to eliminate non-conforming agreements.
Short and Long Term Incentives
With respect to our 2019 fiscal year, none of our named executive officers received a performance-based bonus.
The Compensation Committee approved grants of stock options to our named executive officers in August 2019 pursuant to our 2018 Plan (as described below). Stock options granted to our named executive officers vest over 4 years, subject to the executive’s continued employment with us or one of subsidiaries through such date. For additional information regarding such grants, please see “— Outstanding Equity Awards at Fiscal Year End Table” below.
Stock Plans, Health and Welfare Plans, and Retirement Plans
2018 Stock Incentive Plan
On December 19, 2017, our Board of Directors adopted our 2018 Stock Incentive Plan, or the 2018 Plan, which was subsequently approved on December 20, 2017 by the written consent of the holders of a majority of the shares of our Common Stock, and became effective on January 17, 2018. The 2018 Plan is administered by the Compensation Committee of our Board of Directors. Under the 2018 Plan, the Compensation Committee may grant an aggregate of 8,323,764 shares of our Common Stock to eligible participants in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based on our Common Stock.
Health and Welfare Plans
Our named executive officers are eligible to participate in our employee benefits plans, including our medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of our other employees.

Retirement Plan
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Employees who meet the eligibility requirements may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants and contributions that we may make to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and any employer contributions vest ratably over four years. The plan provides for a discretionary employer matching contribution; however, we currently do not make any matching contributions to the plan and did not make any matching contributions with respect to the 2019 plan year.
Other Compensation Policies and Practices
Insider Trading Policy
Our Insider Trading Policy provides that employees, including our executive officers and the members of our Board of Directors, are prohibited from engaging in transactions in our securities if such employee possesses material, non-public information about the Company. In addition, certain persons covered by our Insider Trading Policy must advise our legal department before effectuating any transaction in our securities.
Stock Ownership Guidelines
On December 19, 2017, our Board of Directors adopted Stock Ownership Guidelines for our non-employee directors, Chief Executive Officer, Chief Financial Officer and our other executive officers who report directly to our Chief Executive Officer, which we refer to here as covered persons. Our Stock Ownership Guidelines provide that within five years after first becoming subject to the guidelines, each covered person should own shares of our Common Stock with a specified fair market value, which is three times annual retainer fee in the case of non-employee directors, six times annual base salary in the case of our Chief Executive Officer, three times annual base salary in the case of our Chief Financial Officer and one and one-half times annual base salary in the case of all other covered persons. Covered persons must retain their equity until their required ownership amount is met; provided, that each covered person is at all times permitted to sell a portion of the shares of our Common Stock underlying his or her equity based awards to the extent necessary to satisfy any withholding taxes due in connection with such awards. Included in a covered person’s ownership amount for purposes of the Stock Ownership Guidelines are (i) one half of the fair market value of the shares of our Common Stock underlying vested stock options (to the extent the fair market value exceeds the applicable exercise price); and (ii) one half of the shares of our Common Stock subject to all vested and deferred restricted stock units. Shares of our Common Stock underlying unvested equity awards are not counted towards determining a covered person’s stock ownership.

Outstanding Equity Awards at Fiscal Year End
The following table contains information regarding outstanding equity awards of Exela held by our named executive officers as of December 31, 2019.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ronald C. Cogburn	—	111,000(1)	5.98	8/31/28
	—	111,000(2)	1.30	8/26/29
Mark D. Fairchild	—	54,600(1)	5.98	8/31/28
	—	54,600(2)	1.30	8/26/29
Suresh Yannamani	—	111,000(1)	5.98	8/31/28
	—	111,000(2)	1.30	8/26/29

(1)
The stock options are subject to the following vesting schedule: forty percent of the options vested and became exercisable on August 31, 2020 and the remainder will vest and become exercisable on August 31, 2022, subject to continued employment with us through each such date.

(2)
The stock options are subject to the following vesting schedule: forty percent of the options will vest and become exercisable on August 26, 2021 and the remainder will vest and become exercisable on August 31, 2023, subject to continued employment with us through each such date.

Potential Payments Upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control, assuming the applicable triggering event occurred on December 31, 2019.
Severance Benefits
Although we do not have written agreements providing Messrs. Cogburn, Fairchild or Yannamani severance benefits, upon a termination of Messrs. Cogburn’s, Fairchild’s or Yannamani’s employment by us without cause, each of Messrs. Cogburn, Fairchild and Yannamani would be eligible for severance benefits pursuant to our current severance policy equal to continued payment of his base salary for a period of three weeks for each year of service, up to a maximum of 16 weeks. Our severance policy may be amended or terminated at any time in our sole discretion.
Vesting and Settlement of Outstanding Equity Awards
Our named executive officers hold unvested stock options granted pursuant to our 2018 Plan. The 2018 Plan provides that in the event of a significant “corporate event,” as defined therein, each outstanding award will be treated as the administrator determines. In addition, unless otherwise provided in an award agreement, with respect to each outstanding equity award under the 2018 Plan that is assumed or substituted in connection with a change in control, the vesting, payment, purchase or distribution of such award may not be accelerated by reason of the change in control for any award holder unless the award holder experiences an involuntary termination as a result of the change in control. For these purposes, an award holder will be deemed to experience an involuntary termination as a result of a change in control if the award holder experiences a termination other than for cause, or otherwise experiences a termination under circumstances which entitle the award holder to mandatory severance payment(s) pursuant to applicable law.

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers as of December 1, 2020:
Name	Age	Positions Held
Par S. Chadha*	65	Executive Chairman
Ronald C. Cogburn*	65	Chief Executive Officer
Shrikant Sortur	48	Chief Financial Officer
Suresh Yannamani	55	President
Mark D. Fairchild	61	President, Exela Smart Office
Srini Murali	47	President, Americas and APAC
Vitalie Robu	49	President, EMEA

*
Biographical information about Messrs. Chadha and Cogburn is provided above in the section entitled “Proposal 1 — Election of Directors.”

Shrikant Sortur is our Chief Financial Officer and served as Executive Vice President, Global Finance from the Novitex Business Combination in 2017 until May 15, 2020. Mr. Sortur served as Senior Vice President, Global Finance of SourceHOV from 2016 until the closing of the Novitex Business Combination. He was responsible for SourceHOV’s finance and accounting groups and led financial operations, activities, plans and budgets. Mr. Sortur’s career spans more than 19 years of varied experience in financial management, accounting, reporting, and lean operations. Mr. Sortur served in other management roles in predecessor companies to SourceHOV from 2002 until the closing of the Novitex Business Combination. Mr. Sortur also acted as Vice President of Finance of SourceHOV from June 2015 to May 2016. Mr. Sortur acted as Director of Financial Planning and Analysis, TPS from January 2014 to June 2015. Prior to this role, Mr. Sortur was the Director of Financial Planning and Analysis, North America Operations from January 2012 to December 2013. Mr. Sortur acted as Controller for HOV Global from January 2009 to December 2011. Mr. Sortur was a Senior Accounting Manager for HOV Services, LLC / Lason, Inc. from May 2004 to December 2008 and worked for the SourceHOV group as a Manager, Finance & Accounts for Lason India Ltd. from December 2002 to May 2014. From March 1999 to December 2002, Mr. Sortur served as General Manager, Finance at SRM Technologies, a business solutions and technology provider specializing in software design and development, systems integration, web services, enterprise mobilization, and embedded solutions development. From June 1997 to February 1999, Mr. Sortur served as Junior Manager, Finance and Accounting for Steel Authority of India, a large state-owned steel making company based in New Delhi, India. Mr. Sortur graduated from Osmania University with a bachelor’s degree in accounting and is a Certified Public Accountant (CPA), Chartered Accountant (CA), and Certified Management Accountant (CMA).
Suresh Yannamani is our President and served as President, Americas of SourceHOV from 2011 until the closing of the Novitex Business Combination, and has been a part of companies that were predecessors to SourceHOV from 1997 until the closing of the Novitex Business Combination. Mr. Yannamani oversees the sales and operations and plays a large part in scaling the transaction processing solutions practice and enterprise solution strategy for healthcare, financial services and commercial industries. Mr. Yannamani was also President of HOV Services, LLC from 2007 to 2011, serving customers in the healthcare, financial services, insurance and commercial industries. Mr. Yannamani was the Executive Vice President of BPO services for Lason from 1997 to 2007 prior to its acquisition by HOV Services, LLC. Mr. Yannamani also served in management roles at IBM from 1995 to 1997, managing the design, development, and implementation of financial management information systems for the public sector and worked for Coopers & Lybrand as a consultant in public audits from 1992 to 1994. Mr. Yannamani has a bachelor’s degree in Chemistry from the University of London and holds an MBA from Eastern Michigan University.
Mark D. Fairchild is our President, Exela SmartOffice and served as President of Exela Enterprise Solutions from the Novitex Business Combination until January 2019 and prior to that served as President, Europe, of SourceHOV from the merger of BancTec and SourceHOV in 2014, having served in management roles at BancTec since 1985. With more than 30 years of executive experience in the financial services industry, Mr. Fairchild specializes in global account management, transaction processing services, software solutions and hardware technology products. In 2005, Mr. Fairchild was appointed Chief Technology Officer of BancTec and was responsible for the company’s software and hardware products, manufacturing and internal IT services until 2014. Prior to this role, Mr. Fairchild acted as Vice President for International Operations of BancTec from 2001 to 2005 and VP of European Operations from 1998 to 2001. In his role as International Systems Director from 1991 to 1998, Mr. Fairchild led the European software teams, implementing payment platforms throughout the region. As Director of Engineering of BancTec from 1989 to 1991, Mr. Fairchild led the research and development team that introduced a new high-speed digital image processing system that formed the base of BancTec’s ImageFIRST product portfolio. Mr. Fairchild joined BancTec as a Project Manager, a position he held from 1985 to 1986. He began his career as a software developer at British Aerospace, where he worked from 1981 to 1985. Mr. Fairchild graduated with honors from Manchester University with a bachelor’s degree in aeronautical engineering and holds an MBA from London Business School.
Srini Murali is our President, Americas and APAC and served as Chief Operating Officer Americas and APAC from the Novitex Business Combination until January 2019. He is responsible for all sales, operations and business strategy functions across the Americas and Asia Pacific. Prior to the Novitex Business Combination, Mr. Murali served as Senior Vice President, Operations for the Americas and APAC regions for SourceHOV, creating global operating strategies, developing client relationships, and overseeing compliance. Mr. Murali has been a part of predecessor companies to SourceHOV since 1993. During his tenure, Mr. Murali has held analysis, product development, IT, and operational roles. In 2010, Mr. Murali took on a broader scope of responsibility as SourceHOV’s Senior Vice President of Global Operations and IT. Mr. Murali has served in executive-level leadership roles at companies that preceded SourceHOV since 2007, when he was appointed Vice President of IT and Technology. Prior to these management roles, Mr. Murali served as Director of Information Technology for Lason from 2002 to 2007, and as an Application Development Manager for Lason from 1998 to 2002. Before joining Lason, Mr. Murali worked as a Systems Engineer for Vetri Systems from 1996 to 1998. Mr. Murali graduated with a bachelor’s degree in mathematics and statistics from Loyola College, Chennai, and earned an MBA from Davenport University, Michigan.
Vitalie Robu is our President, EMEA and served as Chief Operating Officer, EMEA from the Novitex Business Combination until January 2019. Mr. Robu is responsible for all sales, operations and business strategy functions across Europe, the Middle East and Africa. Mr. Robu specializes in transaction processing services, technology products, and software solutions, and has over 20 years of international management experience in the private and public sectors. Prior to the Novitex Business Combination, he served as Senior Vice President, Operations for the European region of SourceHOV from 2014. From 2010 to 2014, Mr. Robu held the position of President and Executive Director of DataForce UK, a business process outsourcing and software provider that was part of SourceHOV. Prior to joining the SourceHOV group, Mr. Robu served as Manager of Investment and Insurance Products for Citibank EMEA in London from 2007 to 2010. Mr. Robu has degrees in International Relations from the National School for Political Studies, Bucharest and Physics from the State University of Moloves, and earned an MBA from IMD — International Institute for Management Development, Lausanne.

OWNERSHIP OF COMMON STOCK
Principal Holders of Common Stock
The following table shows, based upon filings made with the Company, certain information as of December 1, 2020 concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of Common Stock because they possessed or shared voting or investment power with respect to the shares of Common Stock.
Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Nantahala Capital Management, LLC(2) 130 Main St. 2nd Floor New Canaan, CT 06840	15,790,720	10.7%
Various entities affiliated with Delos Investment Fund, L.P.(3) 120 Fifth Ave, Third Floor, New York, NY 10011	15,485,248	10.5%
Various entities affiliated with HGM(4) 8550 West Desert Inn Road, Suite 102-452, Las Vegas, NV 89117	74,518,664	49.4%

(1)
Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Exchange Act and is based upon the 147,511,430 shares of Common Stock outstanding.

(2)
Information based on Schedule 13G/A, filed with the SEC on July 10, 2020 by Nantahala Capital Management, LLC (“Nantahala”), a Massachusetts limited liability company, Wilmot B. Harkey and Daniel Mack. As of July 10, 2020, Nantahala may be deemed to be the beneficial owner of 15,790,720 Shares held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those Shares.

(3)
Information based on Schedule 13G, filed with the SEC on March 2, 2020, relating to securities held of record by Delos Investment Fund, LP, a Delaware limited partnership (“Delos”). Delos Capital Management, LP, a Delaware limited partnership (the “Advisor”), serves as the investment manager of Delos. Matthew Constantino is the managing member of the general partner of the Advisor.

(4)
Information based on Amendment Number 11 to Schedule 13D, filed with the SEC on March 26, 2020, by Mr. Par S. Chadha, HandsOn Global Management, LLC, a Delaware limited liability company, Ex-Sigma 2 LLC, a Delaware limited liability company, Ex-Sigma LLC, a Delaware limited liability company, HOVS LLC, a Delaware limited liability company, HandsOn Fund 4 I, LLC, a Nevada limited liability company, HOV Capital III, LLC, a Nevada limited liability company, HOV Services Ltd., an Indian limited company, Adesi 234 LLC, a Nevada limited liability company, HOF 2 LLC, a Nevada limited liability company, HandsOn 3, LLC, a Nevada limited liability company, SoNino LLC, The Beigam Trust, The Rifles Trust, SunRaj LLC, Pidgin Associates LLC, Andrej Jonovic, Shadow Pond LLC, Ronald C. Cogburn, Kanwar Chadha, Surinder Rametra, Suresh Yannamani, Mark D. Fairchild, Sanjay Kulkarni, Shrikant Sortur, Anubhav Verma, Edward J. Stephenson, Eokesh Natarajan, Matt Reynolds, Carlos Mallen, and Mark Olschanski (collectively, the “HGM Reporting Persons”) and includes 509,964 shares of Common Stock held directly by HGM. According to the Schedule 13D, Pursuant to a voting agreement, HGM may direct each of the HGM Reporting Persons on the voting of their shares, and thus may be deemed to beneficially own 74,518,664, shares of common stock and by virtue of his control of HGM, Mr. Chadha may be deemed to beneficially own 74,518,664 shares of Common Stock Percent of class, in the case of HGM refers to 147,511,430 shares of Common Stock outstanding, and includes 3,341,696 shares of Common Stock issuable upon conversion of 2,630,677 shares of the Series A Preferred Stock, as of December 1, 2020, and 71,898 shares of Common Stock issuable upon settlement of RSUs.

Common Stock Ownership by Directors and Executive Officers
The following table presents the number of shares of Common Stock beneficially owned by the directors, the nominees for director, the named executive officers and all directors, nominees for director and named executive officers as a group as of December 1, 2020. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
Name of Individual	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Par S. Chadha(2)(8)	74,518,664	49.4%
Ronald C. Cogburn(3)(7)(8)	416,971	*
James G. Reynolds(4)(7)(8)	3,437,654	2.3%
Martin P. Akins(5)	116,676	*
J. Coley Clark	—	*
John H. Rexford(6)	143,648	*
William L. Transier	—	*
Marc A. Beilinson	—	*
Suresh Yannamani(7)(8)(9)	579,143	*
Mark D. Fairchild(7)(8)(10)	70,200	*
All directors, named executive officers and other executive officers as a group (13 persons)	75,040,108	49.6%

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Exchange Act and is based upon the 147,511,430 shares of Common Stock outstanding.

(2)
The business address of Mr. Chadha is 8550 West Desert Inn Road, Suite 102-452, Las Vegas, NV 89117. Mr. Chadha is a member of HGM or its affiliates and may be deemed to beneficially own the shares of Common Stock and Series A Perpetual Convertible Preferred Stock beneficially owned by HGM or its affiliates under Rule 13d-3. Mr. Chadha disclaims beneficial ownership of any such shares beneficially owned by HGM, except to the extent of his pecuniary interest therein. Percent of class, in the case of Mr. Chadha refers to 147,511,430 shares of Common Stock outstanding, and includes 3,341,696 shares of Common Stock issuable upon conversion of 2,630,677 shares of the Series A Preferred Stock, as of December 1, 2020, and 71,898 shares of Common Stock issuable upon settlement of RSUs.

(3)
Mr. Cogburn is affiliated with HGM or its affiliates. Mr. Cogburn disclaims beneficial ownership of shares of Common Stock that are owned by HGM or its affiliates. The amount reported includes unexercised options to purchase 44,400 shares of our Common Stock at an exercise price of $5.98.

(4)
Mr. Reynolds is affiliated with HGM or its affiliates. Mr. Reynolds disclaims beneficial ownership of shares of Common Stock that are owned by HGM or its affiliates. The amount reported includes unexercised options to purchase 44,400 shares of our Common Stock at an exercise price of $5.98.

(5)
Includes 76,994 RSUs that are scheduled to vest immediately prior to our Annual Meeting and 39,682 RSUs that are scheduled to vest immediately prior to our 2021 annual meeting.

(6)
Includes 56,050 RSUs that are scheduled to vest immediately prior to our Annual Meeting.

(7)
Includes Series A Perpetual Convertible Preferred Stock held by the applicable holder on an as-converted to Common Stock basis.

(8)
The individual is party to a voting agreement with HGM, among other persons. Mr. Chadha is a member of HGM and may be deemed to be the beneficial owner of, and has shared power to vote such shares.

(9)
The amount reported includes unexercised options to purchase 44,400 shares of our Common Stock at an exercise price of $5.98.

(10)
The amount reported includes unexercised options to purchase 21,840 shares of our Common Stock at an exercise price of $5.98.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a written policy requiring that any related person transaction that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act be reviewed and approved by our audit committee or, if the audit committee is not able to review the transaction for any reason, the chairman of the audit committee. Compensation matters regarding our executive officers or directors are reviewed and approved by our compensation committee. All relevant factors with respect to a proposed related person transaction will be considered, and such a transaction will only be approved if it is in our and our stockholders’ best interests. Related persons include our major stockholders and directors and officers, as well as immediate family members of directors and officers. Additional information on the Company’s related-party transactions is set forth in Item 13 — Certain Relationships and Related Transactions and Director Independence included in the Company’s Form 10-K/A for the year ended December 31, 2019, as filed with the SEC on June 15, 2020.
Since January 1, 2019, Exela participated in the following transactions with related persons that are required to be reported under the SEC’s rules:
Registration Rights Agreement
The Company and certain stockholders, including certain entities affiliated with each of HGM and Apollo, entered into an Amended and Restated Registration Rights Agreement, which was subsequently amended on April 10, 2018 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, certain stockholders, including affiliates of HGM, and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, affiliates of HGM are entitled to participate in five demand registrations, and also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Novitex Business Combination. Under the Registration Rights Agreement, we will bear certain expenses incurred in connection with the filing of any such registration statements.
Messrs. Chadha, Cogburn, and Reynolds are each affiliated with HGM. Messrs. Cogburn and Reynolds received compensation from Exela as executive officers of Exela. See “Executive Compensation” above and “CFO Transition” below.
Relationship with HandsOn Global Management
At the closing of the Novitex Business Combination, the Company entered into a Director Nomination Agreement with HGM. For additional information regarding this agreement see the section entitled “Proposal No. 1 — Election of Directors — Director Nomination Agreement” above. As of September 30, 2020, HGM beneficially owned approximately 50% of the Company’s common stock, including shares controlled pursuant to a voting agreement. For additional information on HGM’s beneficial ownership see the information provided for “Various entities affiliated with HGM” in the section entitled “Ownership of Common Stock.”
The Company incurred reimbursable travel expenses to HOVS LLC and HandsOn Fund 4 I, LLC, portfolio companies of HGM, of $0.6 million for the year ended December 31, 2019 and $0.1 million for the nine months ended September 30, 2020.
Pursuant to a master agreement dated January 1, 2015 between Rule 14, LLC and a subsidiary of the Company, the Company incurs marketing fees to Rule 14, LLC, a portfolio company of HGM. Similarly, the Company is party to ten master agreements with entities affiliated with HGM’s managed funds, each of which were entered into during 2015 and 2016. Each master agreement provides the Company with use of certain technology and includes a reseller arrangement pursuant to which the Company is entitled to sell these services to third parties. Any revenue earned by the Company in such third-party sale is shared 75%/25% between the Company and with each such HGM venture affiliate. The brands Zuma, Athena, Peri, BancMate, Spring, Jet, Teletype, CourtQ and Rewardio are part of this arrangement with HGM affiliates. The Company has the license to use and resell such brands, as described therein. The Company incurred fees relating to these agreements of $1.0 million for the year ended December 31, 2019 and $1.4 million for the nine months ended September 30, 2020.

Certain operating companies lease their operating facilities from HOV RE, LLC and HOV Services Limited, which are affiliates under common control with HGM. The rental expense for these operating leases was $0.4 million for the year ended December 31, 2019 and $0.2 million for the nine months ended September 30, 2020. In addition, HOV Services, Ltd. provides the Company data capture and technology services. The expense recognized for these services was approximately $1.5 million for the year ended December 31, 2019 and $1.0 million for the nine months ended September 30, 2020.
The Company reimbursed certain reimbursable expenses incurred by Ex-Sigma 2 under the terms of the Consent, Waiver and Amendment dated June 15, 2017, by and among the Company, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., SourceHOV, Novitex, Novitex Parent, L.P., Ex Sigma LLC, HOVS LLC and HandsOn Fund 4 I, LLC, amending the Novitex Business Combination agreement (the “Consent, Waiver and Amendment”). The Company recorded related party expenses of $0.6 for the year ended December 31, 2019 and $0.2 million for the nine months ended September 30, 2020 for reimbursable legal expenses of Ex-Sigma 2. The Company recorded related party expenses of $1.7 million for the year ended December 31, 2019 related to the Company’s obligation to reimburse Ex-Sigma 2 for premium payments on the Margin Loan. The Company recorded related party expenses of $2.1 million for the year ended December 31, 2019 for reimbursable expenses related to secondary offerings of shares by Ex-Sigma 2, the proceeds of which were used to repay the Margin Loan.
Separately, the Company determined it was obligated to reimburse premium payments of $6.9 million made by Ex-Sigma 2 on the Margin Loan under the terms of the Consent, Waiver and Amendment. Pursuant to a written settlement agreement entered into in June 2020, Ex-Sigma, SourceHOV and the Company agreed that $5.6 million of payments made during the fourth quarter of 2019 would be accepted to fully discharge the Company’s obligation to reimburse Ex-Sigma 2 for the $6.9 million of premium payments. The Company recorded the difference of $1.3 million between the obligation amount and the settlement amount as an increase to additional paid in capital in the condensed consolidated statements of stockholders’ deficit during the nine months ended September 30, 2020.
SourceHOV licenses the use of the trademark “HOV” on a non-exclusive basis from HOF 2 LLC, an affiliate of HGM, pursuant to a trademark license agreement dated April 29, 2011.
Consulting Agreement
The Company receives services from Oakana Holdings, Inc. The Company and Oakana Holdings, Inc. are related through a family relationship between certain stockholders and the president of Oakana Holdings, Inc. The expense recognized for these services was approximately $0.2 million for the year ended December 31, 2019 and $0.1 million for the nine months ended September 30, 2020.
Relationship with Apollo
The Company provides services to and receives services from certain companies controlled by investment funds affiliated with Apollo who was a related party in 2019. As of March 11, 2020, Apollo Novitex Holdings, L.P., which had been our second largest holder of common stock, no longer owned any stock of the Company.
In April 2016, one of the Company’s subsidiaries entered into a master services agreement with Presidio Networked Solutions Group, LLC (“Presidio Group”), a wholly owned subsidiary of Presidio, Inc., a portion of which was owned by affiliates of Apollo. Pursuant to this master services agreement, Presidio Group provides the Company with employees, subcontractors, and/or goods and services. The related party expenses for this service were $1.0 million for the year ended December 31, 2019 and $0.2 million for the nine months ended September 30, 2020.
On November 18, 2014, one of the Company’s subsidiaries entered into a master services agreement with an indirect wholly owned subsidiary of Apollo. Pursuant to this master services agreement, the Company provides printer supplies and maintenance services, including toner maintenance, training, quarterly business review and printer procurement. The Company recognized revenue of $0.6 million under this agreement for the years ended December 31, 2019 and less than $0.1 million for the nine months ended September 30, 2020.

On January 18, 2017, one of the Company’s subsidiaries entered into a master purchase and professional services agreement with Caesars Enterprise Services, LLC (“Caesars”). Caesars was controlled by investment funds affiliated with Apollo. Pursuant to this master purchase and professional services agreement, the Company provides managed print services to Caesars, including general equipment operation, supply management, support services and technical support. The Company recognized revenue of $4.4 million from Caesars for the year ended December 31, 2019 and $0.9 million for the nine months ended September 30, 2020.
On May 5, 2017, one of the Company’s subsidiaries entered into a master services agreement with ADT LLC. ADT LLC is controlled by investment funds affiliated with Apollo. Pursuant to this master services agreement, the Company provides ADT LLC with mailroom and onsite mail delivery services at an ADT LLC office location and managed print services, including supply management, equipment maintenance and technical support services. The Company recognized revenue of $1.2 million from ADT LLC under this master services agreement for the year ended December 31, 2019 and $0.3 million for the nine months ended September 30, 2020.
On July 20, 2017, one of the Company’s subsidiaries entered into a master services agreement with Diamond Resorts Centralized Services Company. Diamond Resorts Centralized Services Company is controlled by investment funds affiliated with Apollo. Pursuant to this master services agreement, the Company provides commercial print and promotional product procurement services to Diamond Resorts Centralized Services Company, including sourcing, inventory management and fulfillment services. The Company recognized revenue of $5.4 million and cost of revenue of less than $0.1 million for the year ended December 31, 2019 and revenue of $0.9 million and cost of revenue of less than $0.1 million for the nine months ended September 30, 2020 from Diamond Resorts Centralized Services Company under this master services agreement.
Employment Relationships
We have entered into the following related party employment relationships: Matt Reynolds, the brother of our former chief financial officer and current director, is employed as our Vice President — Finance, and receives a base salary of $162,567 and may be eligible for additional incentive compensation for 2020; and Andrej Jonovic, the son-in-law of our Executive Chairman, is employed as our Executive Vice President, Business Strategy and Corporate Affairs and receives a base salary of $300,000 and may be eligible for additional incentive compensation for 2020.
CFO Transition
As previously reported in our Current Report on Form 8-K filed with the SEC on May 21, 2020, on May 15, 2020, Mr. Reynolds resigned as the Company’s Chief Financial Officer, and will remain a non-employee member of our Board of Directors. For a description of the material terms of the separation agreement entered into with Mr. Reynolds in connection with his departure, see our Current Report on Form 8-K filed with the SEC on May 21, 2020.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports with the SEC. Based on a review of the copies of reports furnished to us, Exela believes that, during 2019, HGM, Mr. Par S. Chadha, Mr. Ronald C. Cogburn, Mr. Shrikant Sortur, Mr. Suresh Yannamani, Mr. Srini Murali and Mr. Mark D. Fairchild were delinquent in their Section 16(a) reporting obligations based upon shares in Ex-Sigma held by each of the above persons.
HGM at all relevant times reported beneficial ownership of all of the shares of Exela held by Ex-Sigma. In the third and fourth quarter of 2019, HGM purchased additional preferred interests in Ex-Sigma, but as it already reported beneficial ownership of the underlying shares, HGM did not report the transactions on a Form 4 as its beneficial ownership did not increase. The report was ultimately made on February 27, 2020.
Each of the foregoing persons had one delinquent transaction except for Mr. Chadha and HGM, each of whom had two delinquent transactions.
Solicitation of Proxies
The Company pays all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our Common Stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We did not retain a proxy solicitor in connection with our 2020 Annual Meeting of stockholders.
Stockholder Proposals for 2021 Annual Meeting
Any stockholder who intends to present a proposal for inclusion in our proxy materials for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must deliver the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, not less than one hundred and twenty (120) days prior to the date of this proxy statement. However, if the date of next year’s Annual Meeting is changed by more than thirty (30) days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder who intends to nominate a candidate for director election at the 2021 Annual Meeting of Stockholders or who intends to submit a proposal pursuant to our Bylaws without including such proposal in our proxy materials pursuant to Rule 14a-8 must deliver timely notice of the nomination or the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, in the form provided in, and by the date required by, our Bylaws. To be timely, a stockholder’s notice must be delivered not more than ninety (90) days and not less than sixty (60) days prior to our 2021 Annual Meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice must be received no later than the close of business on the tenth (10th) day following the date the notice of the Annual Meeting date was mailed or published. The written notice must include certain information and satisfy the requirements set forth in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary of the Company.
Communications with the Board
Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to Exela Technologies,Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.

Householding
Under SEC rules, a single set of proxy statements and annual reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. At the present time, we do not “household” for any of our stockholders of record. If a stockholder holds shares in street name, however, such beneficial holder’s bank, broker or other nominee may be delivering only one copy of our Proxy Statement and Annual Report on Form 10-K to multiple stockholders of the same household who share the same address, and may continue to do so, unless such stockholder’s bank, broker or other nominee has received contrary instructions from one or more of the affected stockholders in the household. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A beneficial holder who wishes to receive a separate copy of our Proxy Statement and Annual Report on Form 10-K, now or in the future, should submit this request by writing to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas, Attention: Investor Relations Department, or by calling our Investor Relations Department at (844) 935-2832. Beneficial holders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their bank, broker or other nominee directly to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Stockholders of record receiving multiple copies of our Proxy Statement and Annual Report on Form 10-K may request householding by contacting our Investor Relations Department either in writing or by telephone at the above address or phone number.

Instructions for Attending the Virtual Meeting
You are entitled to attend and participate in the Annual Meeting if you were a stockholder of record as of the close of business on Friday, November 20, 2020, the record date, or if you hold a legal proxy for the meeting provided by your bank, broker or other nominee. To register for the Annual Meeting, please follow the instructions below based on your form of ownership of our common stock:
Stockholder of Record:   If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting by visiting the virtual meeting website located at http://www.cstproxy.com/exelatech/2020 entering the 12-digit control number that you received on your proxy card and clicking on the link to pre-register. You will need to log in to the virtual meeting website at http://www.cstproxy.com/exelatech/2020 at the start of the Annual Meeting using your control number. Pre-registration is recommended but not required for stockholders of record.
Beneficial Owner of Stock Held in Street Name:   If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. New York time on Thursday, December 24, 2020. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.
Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the meeting using the virtual meeting website.
Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:
•
Within the U.S. and Canada: (888) 965-8995 (toll-free); passcode 22214499#

•
Outside of the U.S. and Canada: (415) 655-0243 (standard rates apply); passcode 22214499#

Asking Questions
The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.
Technical Support
Please visit the virtual meeting website located at http://www.cstproxy.com/exelatech/2020 in advance of the Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 beginning at 7:00 a.m. New York time on Thursday, December 24, 2020 through the conclusion of the Annual Meeting.

ANNEX A
CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EXELA TECHNOLOGIES, INC.
Exela Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.   The name of the Corporation is Exela Technologies, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 15, 2014, under the name Quinpario Acquisition Corp. 2.
2.   This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company’s Second Amended and Restated Certificate of Incorporation.
3.   The amendment to the existing Second Amended and Restated Certificate of Incorporation being effected hereby is as follows:
a.   Add the following paragraph at the end of the Fourth Section as a new FOURTH.C.:
“C. Reverse Stock Split. Upon this Amendment to the Second Amended and Restated Certificate becoming effective pursuant to the GCL (the “Effective Time”), each three (3) to ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the foregoing range to be determined by the Board prior to the Effective Time and publicly announced by the Corporation, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form, in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market as of the date of the Effective Time by (b) the fraction of one share owned by the stockholder.”
4.   This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation shall be effective immediately upon filing with the Delaware Secretary of State.
****

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EXELA TECHNOLOGIES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 28, 2020.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors
   (1) Par S. Chadha
   (2) Martin P. Akins
   (3) William L. Transier

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. An advisory vote regarding the approval of compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2020**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders The 2020 Proxy Statement and the 2019 Annual Report to Stockholders are available at https://www.cstproxy.com/exelatech/2020 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS EXELA TECHNOLOGIES, INC. The undersigned appoints Vincent Kondaveeti and Erik Mengwall, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Exela Technologies, Inc. held of record by the undersigned at the close of business on November 20, 2020 at the Annual Meeting of Stockholders of Exela Technologies, Inc. to be held on December 29, 2020, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)